POWER OF ATTORNEY


     I hereby appoint Aubrey L. Dunn, Jr., George A. Rosenbaum, Jr. or Gary A. Lax to act as my true and lawful attorney-in-fact with authority to execute on my behalf any Form ID, Form 3, 4 or 5 or any amendment thereto required to be filed by the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, with the appropriate regulatory authorities and to do all things incident and necessary to that end, until such time as I notify Mr. Dunn, Mr. Rosenbaum or Mr. Lax in writing that his authority to act on my behalf in this manner has been withdrawn.

         I have signed this power of attorney on June 10, 2005.


                                       by   /s/ Michael P. Mataya
                                            -----------------------------------
                                            Michael P. Mataya


                            In presence of  /s/ Aubrey L. Dunn, Jr.
                                            -----------------------------------



                                        at    Gallup                      NM
                                            -----------------------------------
                                               City                      State